Exhibit 99.d.14

Delaware Management Company
2005 Market Street
Philadelphia, PA 19103

July 27, 2007

Optimum Fund Trust
2005 Market Street
Philadelphia, PA 19103

Re:          Expense Limitation

Ladies and Gentlemen:

By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Management Company, a series of Delaware Management Business Trust (the “Advisor”), agrees that in order to improve the performance of the Optimum Large Cap Growth Fund, Optimum Large Cap Value Fund, Optimum Small Cap Growth Fund, Optimum Small Cap Value Fund, Optimum International Fund and Optimum Fixed Income Fund (each, a “Fund,” and together, the “Funds”), each of which is a series of the Optimum Fund Trust, the Advisor shall waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any Rule 12b-1 plan expenses, taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) in an aggregate amount equal to the amount by which the total operating expenses (excluding any 12b-1 plan expenses, taxes, interest, brokerage fees, certain insurance costs and extraordinary expenses) for the period August 1, 2007 through August 1 2008,  exceeds:

•                  1.29% for Optimum Large Cap Growth Fund;

•                  1.19% for Optimum Large Cap Value Fund;

•                  1.55% for Optimum Small Cap Growth Fund;

•                  1.40% for Optimum Small Cap Value Fund;

•                  1.44% for Optimum International Fund; and

•                  0.89% for Optimum Fixed Income Fund.

The Advisor acknowledges that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect on, or make a claim for, reimbursed Fund expenses at any time in the future.

Delaware Management Company, a series of
Delaware Management Business Trust

By:
Name:
Title:
Date:

Your signature below acknowledges
acceptance of this Agreement:

Optimum Fund Trust, on behalf of the Funds

By:
Name:
Title:
Date: